Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
     In connection with the quarterly report of Medicis Pharmaceutical Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Jonah Shacknai, Chief Executive Officer of the Company, and Mark A. Prygocki, Sr., Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ JONAH SHACKNAI

Jonah Shacknai
Chairman of the Board and
Chief Executive Officer
May 10, 2006

/s/ MARK A. PRYGOCKI, SR.

Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer,
Corporate Secretary and Treasurer
May 10, 2006
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. This certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Nor will this certification be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.